Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Completes $4 Billion Acquisition of Industrial Property Trust

SAN FRANCISCO (January 8, 2020) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today announced that it has completed the acquisition of the wholly owned real estate assets of Industrial Property Trust Inc. (“IPT”) for approximately $4 billion in cash, including the assumption and repayment of debt.

Under the terms of the merger agreement, Prologis acquired IPT through its two U.S. co-investment ventures, split evenly between USLF and USLV. The portfolio comprises 37.5 million square feet and 236 properties, 96 percent of which are in existing Prologis markets. The transaction expands Prologis’ position in key markets across the U.S., including Southern California, the San Francisco Bay Area, Chicago, Atlanta, Dallas, Seattle and New Jersey.

“We are very pleased to add IPT’s portfolio to our platform,” said Prologis chief investment officer Eugene F. Reilly. “These high-quality assets are located in markets and sub-markets that we believe offer the best long-term investment potential. In addition, we welcome IPT’s 450 customers, 172 of which are existing Prologis relationships. With this acquisition, we have increased our presence in key U.S. markets and will leverage the benefit of our scale and proven operating expertise to deliver enhanced service to our customers, maximizing shareholder value.”

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 797 million square feet (74 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co- investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco